QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

EXECUTION COPY

GUARANTEE AND COLLATERAL AND COLLATERAL TRUST AGREEMENT

made by

KERR-MCGEE CORPORATION

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

Dated as of May 24, 2005

i

SECTION 9.	AUTHORITY OF COLLATERAL AGENT	25
9.1	General Authority of Collateral Agent	25
9.2	Right to Initiate Judicial Proceedings	26
9.3	Right to Appoint a Receiver	26
9.4	Exercise of Powers	27
9.5	Remedies Not Exclusive	27
9.6	Waiver and Estoppel	27
9.7	Limitation by Law	28
9.8	Rights of Secured Parties under Secured Instruments	28
9.9	Exculpatory Provisions	28
9.10	Delegation of Duties	29
9.11	Reliance by Collateral Agent	29
9.12	Limitations on Duties of Collateral Agent	30
9.13	Moneys to be Held in Trust	31
9.14	Resignation and Removal of the Collateral Agent	31
9.15	Status of Successor Collateral Agent	32
9.16	Merger of the Collateral Agent	32
9.17	Co-Collateral Agent; Separate Collateral Agent	32
9.18	Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties	33
SECTION 10.	AGREEMENTS WITH COLLATERAL AGENT	34
10.1	Information as to Secured Parties	34
10.2	Compensation and Expenses	34
10.3	Stamp and Other Similar Taxes	34
10.4	Filing Fees, Excise Taxes, Etc	35
10.5	Indemnification	35
10.6	Collateral Agent's Lien	35
10.7	Further Assurances	35

ii

SECTION 11.	MISCELLANEOUS	36
11.1	Amendments in Writing	36
11.2	Notices	36
11.3	No Waiver by Course of Conduct	36
11.4	Successors and Assigns	36
11.5	Set-Off	37
11.6	Counterparts	37
11.7	Severability	37
11.8	Section Headings	37
11.9	Integration	37
11.10	GOVERNING LAW	37
11.11	Submission To Jurisdiction; Waivers	37
11.12	Acknowledgements	38
11.13	Additional Guarantors	38
11.14	Releases	38
11.15	WAIVER OF JURY TRIAL	39
SCHEDULES
Schedule 1 Notice Addresses
Schedule 2 Investment Property
Schedule 3 Perfection Matters
Schedule 4 Jurisdictions of Organization and Chief Executive Offices
Schedule 5 Intellectual Property
Schedule 6 Grantors with Chemicals Business Assets
Schedule 7 Grantors with Specified E&P Assets
Schedule 8 Guarantors that are not Grantors
Schedule 9 Specified Letters of Credit

iii

GUARANTEE AND COLLATERAL AND COLLATERAL TRUST AGREEMENT

        GUARANTEE AND COLLATERAL AND COLLATERAL TRUST AGREEMENT, dated as of May 24, 2005, made by KERR-MCGEE CORPORATION, a Delaware corporation (the "Borrower"), each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties referred to below.

W I T N E S S E T H:

        WHEREAS, pursuant to the Credit Agreement, dated as of May 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the other agents parties thereto, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

        WHEREAS, pursuant to the Existing Indentures (as defined in the Credit Agreement), the Borrower, or one or more of its Subsidiaries, has issued the following notes and debentures (collectively, the "Bonds"): (a) 7% Debentures due November 1,2011, (b) 7.125% Debentures due October 15, 2027, (c) 6.625% Notes due October 15, 2007, (d) 8.125% Debentures due October 15, 2005, (e) 5.875% Notes due September 15, 2006, (f) 6.875% Notes due September 15, 2011, (g) 7.875% Notes due September 15, 2031 and (h) 6.95% Notes due July 1, 2024;

        WHEREAS, pursuant to the terms of the Existing Indentures, the Borrower may not, and may not permit any of its Restricted Subsidiaries (as defined in the Existing Indentures) to, secure the Credit Agreement Obligations (as defined below) with a lien on any Principal Property (as defined in the Existing Indentures) owned or leased by the Borrower or any Restricted Subsidiary, or any shares of capital stock or indebtedness of any Restricted Subsidiary, without equally and ratably securing the Bond Obligations (as defined below);

        WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

        WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

        WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and the Borrower and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that (a) the Guarantors shall have executed and delivered this Agreement to the Collateral Agent, for the ratable benefit of the Credit Secured Parties (as defined below), and (b) the Grantors (as defined below) shall have executed and delivered this Agreement to the Collateral Agent (i) for the ratable benefit of all Secured Parties, in the case of the Shared Collateral (as defined below), and (ii) for the ratable benefit of the Credit Secured Parties, in the case of the Non-Shared Collateral (as defined below); and

        WHEREAS, in order to effectuate an equal and ratable lien on the Shared Collateral, for the ratable benefit of the Secured Parties, and to enable the Grantors to comply with the respective provisions of the Existing Indentures, the Grantors have requested and hereby direct the Collateral Agent to acknowledge and agree to the provisions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, to equally and ratably secure the Credit Agreement Obligations and the Bond Obligations with the lien on the Shared Collateral, and to secure the Credit Agreement Obligations with the lien on the Non-Shared Collateral, each Guarantor and Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

        1.1    Definitions.    (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

        (b)   The following terms shall have the following meanings:

        "Agreement": this Guarantee and Collateral and Collateral Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "Applicable Secured Parties": (i) in the case of any Non-Shared Collateral (and any sums of money, certificates, dividends, payments, other property or Proceeds paid or distributed in respect of any Non-Shared Collateral), the Credit Secured Parties and (ii) in the case of any Shared Collateral (and any sums of money, certificates, dividends, payments, other property or Proceeds paid or distributed in respect of any Shared Collateral), the Secured Parties.

        "Bondholders": the collective reference to the holders, from time to time, of the Bonds.

        "Bond Obligations": the collective reference to the unpaid principal of, and premium (if any) and interest on the Bonds (including interest accruing at the then applicable rate provided in the relevant instruments governing the Bonds after the maturity of the Bonds and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the applicable Grantors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

        "Bonds": as defined in the recitals hereto, and including any refinancing, refunding, replacement, renewal or extension of the Bonds permitted by Section 7.2(f) of the Credit Agreement, provided that the equal and ratable security provisions applicable to any such refinancing, refunding, replacement, renewal or extension are no more favorable to the Bondholders than those set forth in the Existing Indentures under the captions "Limitation on Secured Debt" or "Limitation on Liens", as applicable, as such provisions are in effect on the date hereof.

        "Bond Secured Parties": the collective reference to the Bond Trustees and the Bondholders.

        "Bond Trustees": the collective reference to the trustees under each of the Existing Indentures, together with any successor trustees appointed in accordance with such indentures.

        "Borrower Credit Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, any Agent or any Lender (or, in the case of any Specified Cash Management Agreement, any Specified Letter of Credit or any Specified Swap Agreement, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Letter of Credit, any Specified Cash Management Agreement, any Specified Swap Agreement (other than any Credit-Supported Swap Agreement) or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent, the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements). For purposes of this Agreement, Borrower Credit Obligations shall be deemed to include any obligation of any Group Member in respect of Specified Cash Management Agreements, Specified Letters of Credit and Specified Swap Agreements (other than any Credit-Supported Swap Agreements).

        "Cash Management Agreement": any agreement or arrangement pursuant to which a bank or other financial institution agrees to provide treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and purchasing cards).

        "Collateral": the collective reference to the Shared Collateral and the Non-Shared Collateral.

        "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 7.1 or 7.4.

        "Collateral Agent Fees": all fees, costs and expenses of the Collateral Agent of the types described in Sections 10.2, 10.3, 10.4 and 10.5.

        "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

        "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

        "Credit Agreement": as defined in the recitals hereto.

        "Credit Agreement Obligations": (i) in the case of the Borrower, the Borrower Credit Obligations, and (ii) in the case of each Guarantor, its Guarantor Credit Obligations.

        "Credit Secured Parties": the collective reference to the Agents, the Lenders and, in the case of any Specified Cash Management Agreement, any Specified Letter of Credit and any Specified Swap Agreement, any affiliate of any Lender.

        "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

        "Distribution Date": each date fixed by the Collateral Agent in its sole discretion for a distribution (i) to the Secured Parties of funds held in the Shared Collateral Account or (ii) to the Credit Secured Parties of funds held in the Non-Shared Collateral Account.

        "Excluded Assets": the collective reference to Excluded 3.1 Assets and Excluded 4.1 Assets.

        "Excluded Chemicals and Specified E&P Assets": as defined in Section 3.2(b).

        "Excluded 4.1 Assets": as defined in Section 4.2(a).

        "Excluded 3.1 Assets": as defined in Section 3.2(a).

        "Existing Indentures": the collective reference to (i) the "Existing Indentures", as defined in the Credit Agreement, and (ii) any indenture or other agreement that governs any refinancing, refunding, replacement, renewal or extension of the Indebtedness under any such Existing Indenture that is permitted by Section 7.2(f) of the Credit Agreement, provided that the equal and ratable security provisions applicable to any such refinancing, refunding, replacement, renewal or extension are no more favorable to the Bondholders than those set forth in such Existing Indentures under the captions "Limitation on Secured Debt" or "Limitation on Liens", as applicable, as such provisions are in effect on the date hereof.

        "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

        "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

        "Grantors": the collective reference to each Guarantor, other than any Subsidiary in the Chemicals Group that is listed on Schedule 8.

        "Guarantor Credit Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2), any other Loan Document, any Specified Cash Management Agreement, any Specified Letter of Credit or any Specified Swap Agreement (other than any Credit-Supported Swap Agreement) to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent or to the Credit Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

        "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

        "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

        "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Capital Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock (except as set forth in clause (i) above).

        "Issuers": the collective reference to each issuer of any Investment Property.

        "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Non-Shared Collateral": as defined in Section 4.1.

        "Non-Shared Collateral Account": as defined in Section 7.4(a).

        "Non-Shared Collateral Estate": as defined in Section 9.1(c).

        "Non-Shared Collateral Security Documents": the collective reference to (i) this Agreement, insofar as it relates to any Non-Shared Property, and (ii) any other Security Document (including any Mortgage) in respect of any Non-Shared Property.

        "Non-Shared Property": the collective reference to (i) the Non-Shared Collateral, (ii) any Mortgaged Properties covered by a Mortgage in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent securing the Credit Agreement Obligations and not the Bond Obligations, and (iii) any other property on which any Grantor has granted a Lien in favor of the Collateral Agent, for the ratable benefit of the Credit Secured Parties, to the extent securing the Credit Agreement Obligations and not the Bond Obligations.

        "Noticed Event of Default": as defined in Section 6.3(a).

        "Opinion of Counsel": an opinion in writing signed by legal counsel satisfactory to the Collateral Agent, who may be counsel regularly retained by the Collateral Agent.

        "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

        "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

        "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

        "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder; and provided further that in no event shall the Capital Stock of (i) any Subsidiary that is in the Chemicals Group or the Overseas Group, (ii) ADA Funding, (iii) Kerr-McGee Foundation, (iv) K-M Insurance, (v) KM International Insurance Ltd. or (vi) Kerr-McGee Dublin Limited be required to be pledged hereunder.

        "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

        "Representatives": (i) in the case of any Credit Agreement Obligations, the Administrative Agent and (ii) in the case of any Bond Obligations, the applicable Bond Trustee.

        "Secured Instruments": the collective reference to (i) this Agreement and the other Loan Documents to which any Grantor is a party, and any other document, instrument or agreement to which any Grantor is a party that evidences or governs Credit Agreement Obligations, and (ii) the Existing Indentures and the Bonds issued thereunder.

        "Secured Obligations": the collective reference to the Credit Agreement Obligations and the Bond Obligations.

        "Secured Parties": the collective reference to the Credit Secured Parties and the Bond Secured Parties.

        "Securities Act": the Securities Act of 1933, as amended.

        "Shared Collateral": as defined in Section 3.1.

        "Shared Collateral Account": as defined in Section 7.4(a).

        "Shared Collateral Estate": as defined in Section 9.1(b).

        "Shared Collateral Security Documents": the collective reference to (i) this Agreement, insofar as it relates to any Shared Property, and (ii) any other Security Document (including any Mortgage) in respect of any Shared Property.

        "Shared Property": the collective reference to (i) the Shared Collateral, (ii) any Mortgaged Properties covered by a Mortgage in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent securing the Credit Agreement Obligations and Bond Obligations ratably, and (iii) any other property on which any Grantor has granted a Lien in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent securing the Credit Agreement Obligations and Bond Obligations ratably.

        "Specified Assets": the collective reference to: (i) all Accounts, (ii) all Chattel Paper, (iii) all Deposit Accounts, (iv) all Documents, (v) all Equipment, (vi) all Fixtures, (vii) all General Intangibles, (viii) all Instruments, (ix) all Intellectual Property, (x) all Inventory, (xi) all Investment Property, (xii) all Letter-of-Credit Rights, (xiii) all Commercial Tort Claims with respect to the matters set forth on Exhibit A hereto and (xiv) all other property not otherwise described above (other than (x) in the case of Section 3.1, any Excluded 3.1 Assets, (y) in the case of Section 4.1, any Excluded 4.1 Assets and (y) any property specifically excluded from any defined term used in clauses (i) through (xiii) above).

        "Specified Cash Management Agreement": any Cash Management Agreement entered into by any Group Member and any Lender or affiliate thereof.

        "Specified Letters of Credit": any letter of credit designated by the Borrower as a "Specified Letter of Credit" that is issued by a Lender or an affiliate thereof, is denominated in a currency other than U.S. dollars and with respect to which any Group Member is an account party, applicant or guarantor, including those described on Schedule 9, which are hereby so designated.

        "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

        "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

        1.2    Other Definitional Provisions.    (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

        (b)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (c)   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

        (d)   The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts and contract rights.

        (e)   References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

        (f)    References to any law, treaty, rule or regulation of any Governmental Authority shall, unless otherwise specified, be deemed to refer to such law, treaty, rule or regulation as amended from time to time.

        (g)   The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation.

SECTION 2. GUARANTEE

        2.1    Guarantee.    (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Credit Obligations.

        (b)   Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall (i) in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provisions of any applicable state law.

        (c)   Each Guarantor agrees that the Borrower Credit Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Credit Secured Party hereunder.

        (d)   The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Credit Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Credit Obligations.

        (e)   No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Credit Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Credit Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Credit Obligations or any payment received or collected from such Guarantor in respect of the Borrower Credit Obligations), remain liable for the Borrower Credit Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Credit Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

        2.2    Right of Contribution.    Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Credit Secured Parties, and each Guarantor shall remain liable to the Credit Secured Parties for the full amount guaranteed by such Guarantor hereunder.

        2.3    No Subrogation.    Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Credit Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Credit Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Credit Secured Party for the payment of the Borrower Credit Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Credit Secured Parties by the Borrower on account of the Borrower Credit Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Credit Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Credit Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent, for the benefit of the Credit Secured Parties, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent (or its designee), if required), to be applied against the Borrower Credit Obligations, whether matured or unmatured, in the order specified in Section 7.5(c).

        2.4    Amendments, etc. with respect to the Borrower Credit Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Credit Obligations made by any Credit Secured Party may be rescinded by such Credit Secured Party and any of the Borrower Credit Obligations continued, and the Borrower Credit Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Credit Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Credit Secured Party for the payment of the Borrower Credit Obligations may be sold, exchanged, waived, surrendered or released. No Credit Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Credit Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        2.5    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Credit Obligations and notice of or proof of reliance by any Credit Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Credit Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Credit Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Credit Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Credit Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Credit Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Credit Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Credit Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Credit Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Credit Obligations or any right of offset with respect thereto, and any failure by any Credit Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Credit Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        2.6    Reinstatement.    The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Credit Obligations is rescinded or must otherwise be restored or returned by any Credit Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        2.7    Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent, for the benefit of the Credit Secured Parties, without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST IN SHARED COLLATERAL

        3.1    Grant of Security Interest.    Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Shared Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Secured Obligations:

        (a)   all Specified Assets;

        (b)   all books and records pertaining to the Specified Assets; and

        (c)   to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

        3.2    Excluded 3.1 Assets.    (a) Notwithstanding any of the other provisions set forth in this Agreement, "Shared Collateral" shall only include the foregoing items to the extent, and only to the extent, that such items are required by the terms of the Existing Indentures (as in effect on the date of this Agreement) to secure the Bond Obligations on an equal and ratable basis, and "Shared Collateral" shall not include any of the following (such assets, together with any assets not required by the Existing Indentures (as in effect on the date hereof) to secure the Bond Obligations on an equal and ratable basis, the "Excluded 3.1 Assets"): (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) any assets of any Grantor listed on Schedule 6 that are used in the Chemicals Business, any books and records pertaining thereto, the Proceeds, Supporting Obligations and products thereof, and all collateral security and guarantees given by any Person with respect thereto, (iii) any Specified E&P Assets of any Grantor listed on Schedule 7, any books and records pertaining thereto, the Proceeds, Supporting Obligations and products thereof, and all collateral security and guarantees given by any Person with respect thereto or (iv) the Capital Stock of any Grantor listed on Schedule 6, any books and records pertaining thereto, the Proceeds, Supporting Obligations and products thereof, and all collateral security and guarantees given by any Person with respect thereto, so long as such Grantor directly owns assets used in the Chemicals Business or Specified E&P Assets;

        (b)   Notwithstanding any provision in this Agreement to the contrary, in the case of any Shared Collateral consisting of Capital Stock of a Subsidiary of the Borrower which directly or indirectly owns any assets excluded under clause (ii), (iii) or (iv) of paragraph (a) above (the "Excluded Chemicals and Specified E&P Assets"), (i) the amount realizable for the benefit of the Secured Parties based upon the security interest granted in such Capital Stock pursuant to Section 3.1 shall be reduced by an amount equal to the portion of the value of such Capital Stock then attributable to such Excluded Chemicals and Specified E&P Assets, (ii) in the event any such Capital Stock or any such Excluded Chemicals and Specified E&P Assets are sold or otherwise transferred and in the event of any transaction described on Schedule 10.21 of the Credit Agreement, any proceeds of such Capital Stock or transaction, including sale proceeds, dividends, and distributions, shall be excluded from the Shared Collateral to the extent attributable to such Excluded Chemicals and Specified E&P Assets, and (iii) the Grantors and Guarantors shall be permitted at all times (whether or not an Event of Default has occurred or is continuing) to freely dividend and otherwise transfer the Excluded Chemicals and Specified E&P Assets and any Proceeds thereof to any Person, to the extent permitted by the Credit Agreement, and the Excluded Chemicals and Specified E&P Assets and Proceeds thereof shall not be held by the Collateral Agent at any time, in a Collateral Account or otherwise.

SECTION 4. GRANT OF SECURITY INTEREST IN NON-SHARED COLLATERAL

        4.1    Grant of Security Interest.    Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Credit Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Non-Shared Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Credit Agreement Obligations:

        (a)   all Specified Assets;

        (b)   all books and records pertaining to the Specified Assets; and

        (c)   to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

        4.2    Excluded 4.1 Assets.    (a) Notwithstanding any of the other provisions set forth in this Agreement, "Non-Shared Collateral" shall not include any of the following (the "Excluded 4.1 Assets"): (i) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) the Excluded Chemicals and Specified E&P Assets, or (iii) any Shared Collateral;

        (b)   Notwithstanding any provision in this Agreement to the contrary, in the case of any Non-Shared Collateral consisting of Capital Stock of a Subsidiary of the Borrower which directly or indirectly owns any Excluded Chemicals and Specified E&P Assets, (i) the amount realizable for the benefit of the Credit Secured Parties based upon the security interest granted in such Capital Stock pursuant to Section 4.1 shall be reduced by an amount equal to the portion of the value of such Capital Stock then attributable to such Excluded Chemicals and Specified E&P Assets, (ii) in the event any such Capital Stock or any such Excluded Chemicals and Specified E&P Assets are sold or otherwise transferred and in the event of any transaction described on Schedule 10.21 of the Credit Agreement, any proceeds of such Capital Stock or transaction, including sale proceeds, dividends, and distributions, shall be excluded from the Non-Shared Collateral to the extent attributable to such Excluded Chemicals and Specified E&P Assets, and (iii) the Grantors and Guarantors shall be permitted at all times (whether or not an Event of Default has occurred or is continuing) to freely dividend and otherwise transfer the Excluded Chemicals and Specified E&P Assets and any Proceeds thereof to any Person, to the extent permitted by the Credit Agreement, and the Excluded Chemicals and Specified E&P Assets and Proceeds thereof shall not be held by the Collateral Agent at any time, in a Collateral Account or otherwise.

SECTION 5. REPRESENTATIONS AND WARRANTIES

        To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent, each Agent and each Lender that:

        5.1    Representations in Credit Agreement.    In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated by reference, are true and correct in all material respects, and the Agents and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein.

        5.2    Creation and Perfection of Liens.    (a) When executed and delivered, this Agreement will be effective (i) to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Shared Collateral and (ii) to create in favor of the Collateral Agent, for the benefit of the Credit Secured Parties, a valid and enforceable security interest in the Non-Shared Collateral.

        (b)   In the case of the Pledged Stock, when Certificated Securities representing such Pledged Stock are delivered by a Grantor to the Collateral Agent, together with instruments of transfer duly endorsed in blank, this Agreement will create a perfected security interest in all right, title and interest of such Grantor in such Certificated Securities to the extent perfection is governed by the Universal Commercial Code in effect in such jurisdiction, prior to and superior in right to any other Person, except for Liens permitted by Section 7.3 the Credit Agreement (but subject to the proviso at the end of such Section).

        (c)   When financing statements in the appropriate form are filed in the offices specified on Schedule 3, this Agreement will create a perfected security interest in all right, title and interest of the Grantors in the Collateral to the extent perfection can be obtained by filing financing statements under the Uniform Commercial Code in effect in such jurisdiction, prior and superior in right to any other Person, except for Liens permitted by Section 7.3 of the Credit Agreement (but subject to the proviso at the end of such Section). When financing statements in the appropriate form are filed in the offices specified on Schedule 3 and when filings in the appropriate form are made with the U.S. Patent and Trademark Office and the U.S. Copyright Office in respect of the Intellectual Property specified in such filings, this Agreement will create a perfected security interest in all right, title and interest of the Grantors in such Intellectual Property to the extent perfection can be obtained by such filings, prior and superior in right to any other Person, except for Liens permitted by Section 7.3 of the Credit Agreement (but subject to the proviso at the end of such Section).

        5.3    Jurisdiction of Organization.    On the date hereof, such Grantor's jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 4.

        5.4    Investment Property.    (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Subsidiary owned by such Grantor (other than those referred to in the second proviso to the definition of "Pledged Stock") or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

        (b)   All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

        (c)   Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens, other than Liens permitted by Section 7.3 of the Credit Agreement (but subject to the proviso at the end of such Section).

        5.5    Intellectual Property.    Schedule 5 lists all material U.S. Patents, material U.S. registered Trademarks, material U.S. registered Copyrights, and all applications and registrations thereof owned by such Grantor in its own name on the date hereof.

        5.6    Commercial Tort Claims.    (a) On the date hereof, except to the extent listed in clause (xiii) of the definition of Specified Assets, no Grantor has rights in any Commercial Tort Claim that could reasonably be expected to have a value in excess of $25,000,000.

        (b)   Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 6.5 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Applicable Secured Parties, as collateral security for such Grantor's Secured Obligations or Credit Secured Obligations, as the case may be, to the extent perfection can be obtained by filing financing statements under the Uniform Commercial Code in effect in such jurisdiction, prior to all other Liens, except for Liens permitted by Section 7.3 of the Credit Agreement (but subject to the proviso at the end of such Section).

SECTION 6. COVENANTS

        Each Grantor covenants and agrees with the Collateral Agent, the Agents and the Lenders that, from and after the date of this Agreement until the Credit Agreement Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

        6.1    Further Documentation.    After the occurrence and during the continuance of a Noticed Event of Default and subject to Sections 3.2 and 4.2, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly take any actions requested by the Collateral Agent and necessary to enable the Collateral Agent, for the benefit of the Applicable Secured Parties, to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect to such Grantor's Investment Property, Letter-of-Credit Rights, cash, Deposit Accounts, securities accounts and any other relevant Collateral (including by way of control agreements, lockbox systems and arrangements with respect thereto); it being understood that except upon the request of the Collateral Agent at any time after the occurrence and during the continuance of a Noticed Event of Default, there shall be no control agreements in respect of any Grantor's cash, Deposit Accounts or securities accounts and no lockbox systems or arrangements with respect thereto.

        6.2    Changes in Name, etc.    Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent (or such shorter period as the Collateral Agent may agree) and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 5.3 or (ii) change its name.

        6.3    Investment Property.    (a) Subject to Sections 3.2 and 4.2, if such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization) in respect of the Capital Stock of any Issuer which constitutes Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Applicable Secured Parties, hold the same in trust for the Collateral Agent and such Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the applicable Secured Obligations. After the occurrence and during the continuance of an Event of Default with respect to which the Administrative Agent or the Collateral Agent has delivered written notice to the Borrower (which notice has not been rescinded or revoked) that specifies that a "Noticed Event of Default" has occurred and is continuing (a "Noticed Event of Default"), but subject to Sections 3.2 and 4.2, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the applicable Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the

Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the applicable Secured Obligations. Subject to Sections 3.2 and 4.2, if, after the occurrence and during the continuance of a Noticed Event of Default, any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Applicable Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the applicable Secured Obligations.

        (b)   In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock and Pledged Notes issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.3(a) with respect to the Pledged Stock and Pledged Notes issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Investment Property issued by it.

        (c)   Each Grantor agrees that it shall not (i) pledge any Investment Property to any Person (other than to the Collateral Agent, for the benefit of the Applicable Secured Parties) or (ii) deliver to any Person (other than to the Collateral Agent, for the benefit of the Applicable Secured Parties) any Investment Property for the purpose of perfecting a security interest of such Person in such Investment Property.

        6.4    Intellectual Property.    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Patent, material Trademark or material Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent at the time financial statements are delivered pursuant to Section 6.1 of the Credit Agreement with respect to such fiscal quarter. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Applicable Secured Parties' security interest in any material Copyright, material Patent or material Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

        6.5    Commercial Tort Claims.    If such Grantor shall obtain an interest in any Commercial Tort Claim with a value that is reasonably expected to be in excess of $25,000,000, such Grantor shall, within 15 days of a Responsible Officer of such Grantor becoming aware that such Grantor has obtained such interest, notify the Collateral Agent and if requested by the Collateral Agent, promptly and in any event within 30 days thereafter, sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 7. REMEDIAL PROVISIONS

        7.1    Certain Matters Relating to Receivables.    (a) Subject to Sections 3.2 and 4.2, if required by the Collateral Agent at any time after the occurrence and during the continuance of a Noticed Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, for the benefit of the Applicable Secured Parties, subject to withdrawal by the Collateral Agent for the account of the Applicable Secured Parties only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Applicable Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

        (b)   After the occurrence and during the continuance of a Noticed Event of Default, at the reasonable request of the Collateral Agent, each Grantor shall, subject to Sections 3.2 and 4.2, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

        7.2    Communications with Obligors; Grantors Remain Liable.    (a) The Collateral Agent, in its own name or in the name of others, may at any time after the occurrence and during the continuance of a Noticed Event of Default communicate with obligors under the Receivables to verify with them, to the satisfaction of the Collateral Agent, the existence, amount and terms of any Receivables.

        (b)   Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of a Noticed Event of Default, the Collateral Agent, upon written notice to the Borrower, may require each Grantor to notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Applicable Secured Parties and that payments in respect thereof shall, subject to Sections 3.2 and 4.2, be made directly to the Collateral Agent.

        (c)   Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        7.3    Pledged Stock.    (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 7.3(b) (which notice has not been revoked or rescinded by the Collateral Agent), and subject to Section 6.3, each Grantor shall be permitted to receive all dividends paid, all payments and other distributions made and all other Proceeds received in respect of the Pledged Stock and all payments and other distributions made, and all other Proceeds received, in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

        (b)   If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice has not been revoked or rescinded by the Collateral Agent), subject to Sections 3.2 and 4.2, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the applicable Secured Obligations in the order set forth in Section 7.5, and (ii) the Collateral Agent shall have the right to have any or all of the Investment Property registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

        (c)   Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder, after the occurrence and during the continuance of a Noticed Event of Default, to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. The Collateral Agent agrees that any instructions given by it to an Issuer in respect of the Investment Property under this Section 7.3(c) shall be in accordance with this Agreement.

        7.4    Proceeds to be Turned Over To Collateral Agent.    (a) Subject to Sections 3.2 and 4.2, in addition to the rights of the Collateral Agent and the Applicable Secured Parties specified in Section 7.1 with respect to payments of Receivables, if a Noticed Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Applicable Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). Subject to Sections 3.2 and 4.2, all Proceeds received by the Collateral Agent hereunder in respect of the Shared Collateral Estate shall be held by the Collateral Agent in a Collateral Account (the "Shared Collateral Account"), for the benefit of the Secured Parties, maintained under its sole dominion and control. Subject to Sections 3.2 and 4.2, all Proceeds received by the Collateral Agent hereunder in respect of the Non-Shared Collateral Estate shall be held by the Collateral Agent in a Collateral Account (the "Non-Shared Collateral Account"), for the benefit of the Credit Secured Parties, maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Applicable Secured Parties) shall continue to be held as collateral security for the Applicable Secured Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

        (b)   The Collateral Agent may, but is under no obligation to, invest and reinvest moneys on deposit in any Collateral Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in such Collateral Account as part of the Shared Collateral Estate or the Non-Shared Collateral Estate, as applicable. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

        7.5    Application of Proceeds.    (a) The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of a Noticed Event of Default, to apply moneys held by it in any Collateral Account to the payment of due and unpaid Collateral Agent Fees.

        (b)   At any time after the occurrence and during the continuance of a Noticed Event of Default, all remaining moneys held by the Collateral Agent in the Shared Collateral Account or received by the Collateral Agent with respect to the Shared Collateral Estate shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 7.5), be distributed (subject to the provisions of paragraphs (f) and (g) below) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Representatives for the Secured Parties entitled thereto as provided in paragraph (e) below, and each such Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth below):

            (i)  First: to the Collateral Agent for any unpaid Collateral Agent Fees and then to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

           (ii)  Second: to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

          (iii)  Third: to the Secured Parties in an amount equal to the unpaid principal, interest, premium and fees in respect of the Secured Obligations then outstanding, an amount equal to the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit and then outstanding Specified Letters of Credit, an amount equal to the aggregate net obligations in respect of termination payments and unpaid amounts under the Specified Swap Agreements (other than any Credit-Supported Swap Agreements), and an amount equal to the aggregate unpaid amounts under the Specified Cash Management Agreements, whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

          (iv)  Fourth: to the Secured Parties, amounts equal to all other sums which constitute Secured Obligations, including the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Secured Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

           (v)  Fifth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        (c)   At any time after the occurrence and during the continuance of a Noticed Event of Default, all remaining moneys held by the Collateral Agent in the Non-Shared Collateral Account or received by the Collateral Agent with respect to the Non-Shared Collateral Estate, and any proceeds of the guarantee set forth in Section 2, shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 7.5), be distributed (subject to the provisions of paragraphs (f) and (g) below) by the Collateral Agent on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Agent to the respective Representatives for the Credit Secured Parties entitled thereto as provided in paragraph (e) below, and each such Representative shall be responsible for insuring that amounts distributed to it are distributed to its Credit Secured Parties in the order of priority set forth below):

            (i)  First: to the Collateral Agent for any unpaid Collateral Agent Fees and then to any Credit Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Credit Secured Parties and remaining unpaid on such Distribution Date;

           (ii)  Second: to any Credit Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Credit Secured Parties and remaining unpaid on such Distribution Date;

          (iii)  Third: to the Credit Secured Parties in an amount equal to the unpaid principal, interest, premium and fees in respect of the Credit Agreement Obligations then outstanding, an amount equal to the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit and then outstanding Specified Letters of Credit, an amount equal to the aggregate net obligations in respect of termination payments and unpaid amounts under the Specified Swap Agreements (other than any Credit-Supported Swap Agreements), and an amount equal to the aggregate unpaid amounts under the Specified Cash Management Agreements, whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to the Credit Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

          (iv)  Fourth: to the Credit Secured Parties, amounts equal to all other sums which constitute Credit Agreement Obligations, including the costs and expenses of the Credit Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Credit Agreement Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably to the Credit Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date; and

           (v)  Fifth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        (d)   The term "unpaid" as used in clause Third of paragraphs (a) and (b) of Section 7.5 refers:

            (i)  in the absence of a bankruptcy proceeding with respect to the relevant Grantor(s), to (A) in the case of paragraph (a), all amounts of Secured Obligations outstanding as of a Distribution Date and (B) in the case of paragraph (b), all amounts of Credit Agreement Obligations outstanding as of a Distribution Date; and

           (ii)  during the pendency of a bankruptcy proceeding with respect to the relevant Grantor(s), to all amounts allowed by the bankruptcy court in respect of (A) in the case of paragraph (a), Secured Obligations and (B) in the case of paragraph (b), Credit Agreement Obligations, in each case, outstanding as of a Distribution Date, as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to paragraph (f) below) have not been made in respect thereof.

        (e)   The Collateral Agent shall make all payments and distributions under this Section 7.5: (i) on account of Credit Agreement Obligations to the Administrative Agent, pursuant to directions of the Administrative Agent, for re-distribution in accordance with the provisions of the Credit Agreement; and (ii) on account of Bond Obligations (subject to paragraph (f) below) to the applicable Bond Trustee, pursuant to directions of such Bond Trustee, for re-distribution in accordance with the provisions of the applicable Existing Indenture.

        (f)    If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to paragraph (b) above to a Bond Trustee, and if such Bond Trustee shall notify the Collateral Agent in writing that no provision is made under the applicable Existing Indenture for the application by such Bond Trustee of such moneys (whether because the Bond Obligations under such Existing Indenture have not become due and payable or otherwise) and that such Existing Indenture does not effectively provide for the receipt and the holding by such Bond Trustee of such moneys pending the application thereof, then the Collateral Agent, after receipt of such notification, shall, at the direction of such Bond Trustee, invest such amounts in Cash Equivalents maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Bond Trustee (in its capacity as trustee) and for no other purpose until such time as such Bond Trustee shall request in writing the delivery thereof by the Collateral Agent for application pursuant to such Existing Indenture. The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation thereof prior to maturity.

        (g)   In making the determinations and allocations required by this Section 7.5, the Collateral Agent may conclusively rely upon information supplied by the Bond Trustees as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Bond Obligations and information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 7.5 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or any Bond Trustee of any amounts distributed to them.

        (h)   After the cure or waiver of all Events of Default, the Collateral Agent shall promptly pay to the Borrower or to whomsoever may be lawfully entitled to receive the same all amounts held in any Collateral Account.

        7.6    Code and Other Remedies.    If a Noticed Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Applicable Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Secured Instrument, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent permitted by law. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Applicable Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order specified for such Collateral in Section 7.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder in accordance herewith. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        7.7    Registration Rights.    (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

        (b)   Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, by virtue of being a private sale, be deemed to have not been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

        (c)   Each Grantor agrees to use reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.7 will cause irreparable injury to the Collateral Agent and the Applicable Secured Parties, that the Collateral Agent and such Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

        7.8    Deficiency.    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 8. THE COLLATERAL AGENT

        8.1    Collateral Agent's Appointment as Attorney-in-Fact, etc.    (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i)  in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

           (ii)  in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Applicable Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv)  execute, in connection with any sale provided for in Section 7.6 or 7.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

           (v)  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Applicable Secured Parties' respective security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

        Anything in this Section 8.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not be entitled to exercise any rights under the power of attorney provided for in this Section 8.1(a) unless a Noticed Event of Default shall have occurred and be continuing.

        (b)   After the occurrence and during the continuance of a Noticed Event of Default, if any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

        (c)   The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

        (d)   Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        8.2    Duty of Collateral Agent.    The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (except as provided herein). The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Applicable Secured Parties' respective interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        8.3    Execution of Financing Statements.    Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

        8.4    Rights and Responsibilities of Collateral Agent.    Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9. AUTHORITY OF COLLATERAL AGENT

        9.1    General Authority of Collateral Agent.    (a) By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Shared Property or any Grantor's obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and any other Security Documents.

        (b)   The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Shared Collateral Security Documents and the Shared Property granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the "Shared Collateral Estate") under and subject to the conditions applicable thereto set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Shared Collateral Estate in trust for the benefit of the Secured Parties, for the enforcement of the payment of the Secured Obligations and as security for the performance of the Secured Obligations and compliance with the covenants and conditions of the Secured Instruments. The parties hereto agree that the Bond Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Shared Collateral Estate, and that it is their intention to give full effect to the equal and ratable provisions, as in effect on the date hereof, in the Existing Indentures under the captions "Limitation on Secured Debt" or "Limitation on Liens", as applicable.

        (c)   The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Non-Shared Collateral Security Documents and the Non-Shared Property granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the "Non-Shared Collateral Estate") under and subject to the conditions applicable thereto set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Non-Shared Collateral Estate in trust for the benefit of the Credit Secured Parties, for the enforcement of the payment of the Credit Agreement Obligations and as security for the performance of and compliance with the covenants and conditions of this Agreement and the other Loan Documents.

        9.2    Right to Initiate Judicial Proceedings.    The Collateral Agent, subject to the provisions of Sections 9.9 through 9.12, (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each other Security Document and (b) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and, after the occurrence and during the continuance of a Noticed Event of Default, to foreclose upon the Shared Property and the Non-Shared Property and to sell all or, from time to time, any of such Property under the judgment or decree of a court of competent jurisdiction.

        9.3    Right to Appoint a Receiver.    Upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent under this Agreement or any other Security Document, the Collateral Agent shall, to the extent permitted by law, with notice to the Borrower but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Shared Collateral Estate or the Non-Shared Collateral Estate, and without requiring any bond from any complainant in such proceedings, after the occurrence and during the continuance of a Noticed Event of Default, be entitled as a matter of right to the appointment of a receiver or receivers of the Shared Collateral Estate or the Non-Shared Collateral Estate, as the case may be, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of any such Collateral Estate be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Applicable Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent, for the benefit of the Applicable Secured Parties, shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement or any other Security Document.

        9.4    Exercise of Powers.    All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any other Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any other Security Document may be exercised from time to time as herein and therein provided.

        9.5    Remedies Not Exclusive.    (a) No remedy conferred upon or reserved to any party hereto or in the other Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any other Security Document or now or hereafter existing at law or in equity or by statute.

        (b)   No delay or omission by any party hereto to exercise any right, remedy or power hereunder or under any other Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any other Security Document to any party hereto may be exercised from time to time and as often as may be deemed expedient by such party.

        (c)   If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Shared Collateral Estate or the Non-Shared Collateral Estate, as applicable, and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

        (d)   All rights of action and of asserting claims upon or under this Agreement and the other Security Documents may be enforced by the Collateral Agent without the possession of any Secured Instrument or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Sections 9.12(c) and 9.17(b)(ii), brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Shared Collateral Estate or the Non-Shared Collateral Estate, as applicable.

        9.6    Waiver and Estoppel.    (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Shared Property or the Non-Shared Property shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any other Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 9.6(a) shall be construed as a waiver of any rights of the Grantors under any applicable federal bankruptcy law or state insolvency law.

        (b)   Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any other Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Security Document and consents and agrees that all the Shared Property and all the Non-Shared Property may at any such sale be offered and sold as an entirety.

        (c)   Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any other Security Document) in connection with this Agreement and the other Security Documents and any action taken by the Collateral Agent with respect to the Shared Property and the Non-Shared Property.

        9.7    Limitation by Law.    All rights, remedies and powers provided in this Agreement or any other Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        9.8    Rights of Secured Parties under Secured Instruments.    Notwithstanding any other provision of this Agreement or any other Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Grantors to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding.

        9.9    Exculpatory Provisions.    (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Guarantors and Grantors. The Collateral Agent makes no representations as to the value or condition of the Shared Collateral Estate, the Non-Shared Collateral Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or any other Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, any other Security Document or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.

        (b)   The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Guarantors or Grantors of any of the covenants or agreements contained herein or in any other Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by the Applicable Secured Parties, the Collateral Agent may rely on a certificate of the applicable Bond Trustee, in the case of Bond Obligations, or a certificate of the Administrative Agent, in the case of Credit Agreement Obligations, and, if any Bond Trustee or the Administrative Agent shall not give such information to the Collateral Agent, such Person shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Collateral Agent shall be calculated by the Collateral Agent using, for those Persons who have not supplied such information, the list then most recently delivered by the Borrower pursuant to Section 10.1), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Collateral Agent, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any certificate so supplied.

        (c)   The Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Guarantors and Grantors as if it were not the Collateral Agent.

        (d)   The Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement or the other Security Documents except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        9.10    Delegation of Duties.    The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

        9.11    Reliance by Collateral Agent.    (a) Whenever, in the administration of this Agreement or the other Security Documents, the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Borrower delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 9.12.

        (b)   The Collateral Agent may consult with counsel (including counsel for the Borrower or any Grantor), and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any other Security Document in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the other Security Documents from any court of competent jurisdiction. The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

        (c)   The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement and the other Security Documents unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by the Collateral Agent, including such reasonable advances as may be requested by the Collateral Agent.

        (d)   Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer of the Borrower or representations made by a Responsible Officer of the Borrower in a writing filed with the Collateral Agent.

        9.12    Limitations on Duties of Collateral Agent.    (a) The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the other Security Documents, and no implied covenants or obligations shall be read into this Agreement or any other Security Document against the Collateral Agent. Beyond its duties as to the custody thereof expressly provided herein or in any other Security Document and to account to the Applicable Secured Parties and the Grantors for moneys and other property received by it hereunder or under any other Security Document, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Shared Property or Non-Shared Property in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        (b)   By acceptance of the benefits under this Agreement, the Bond Trustees and the Bondholders shall be deemed to have agreed that they shall not be entitled to, and shall not, (i) direct the actions of the Collateral Agent hereunder or under any other Shared Collateral Security Document, (ii) have the right to consent to any amendment, supplement, waiver or other modification to this Agreement or any other Shared Collateral Security Document, (iii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Collateral Agent to enforce any of the provisions of this Agreement or any other Shared Collateral Security Document against any Grantor or to exercise any remedy hereunder or thereunder, (iv) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Collateral Agent from taking any action (including the enforcement of any provisions of this Agreement or any other Shared Collateral Security Document against any Grantor, the exercise of any remedy hereunder or thereunder, the release of this Agreement or any other Shared Collateral Security Document, the consent to any amendment or modification of this Agreement or any other Shared Collateral Security Document or the grant of any waiver hereunder or thereunder), or refraining from taking any such action, in accordance with this Agreement or any other Shared Collateral Security Document, as the case may be, or (v) otherwise take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Collateral Agent in taking any such action in accordance with this Agreement or any other Shared Collateral Security Document. By acceptance of the benefits under this Agreement, the Bond Trustees and the Bondholders will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such Persons to be Secured Parties under this Agreement and under the other Shared Collateral Security Documents and are being relied upon by the Lenders as consideration therefor.

        (c)   Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or of any other Security Document. The Collateral Agent shall make available for inspection and copying (i) by the Administrative Agent and the Bond Trustees, each certificate or other paper furnished to the Collateral Agent by any of the Grantors under or in respect of the Shared Collateral Estate and (ii) by the Administrative Agent, each certificate or other paper furnished to the Collateral Agent by any of the Grantors under or in respect of the Non-Shared Collateral Estate.

        (d)   No provision of this Agreement or of any other Security Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

        9.13    Moneys to be Held in Trust.    All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any other Security Document (except Collateral Agent Fees) shall be held in trust for the purposes for which they were paid or are held.

        9.14    Resignation and Removal of the Collateral Agent.    (a) The Collateral Agent may at any time, by giving written notice to the Borrower, the Administrative Agent and the Bond Trustees, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent, (ii) the acceptance of such appointment by such successor Collateral Agent and (iii) the approval of such successor Collateral Agent evidenced by one or more instruments signed by the Administrative Agent and the Borrower (which approval, in the case of the Borrower, shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred and be continuing). If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent, the Borrower, the Administrative Agent, the Bond Trustees or any other Secured Party may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 9.14. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Administrative Agent as provided in Section 9.14(b). The Administrative Agent may, at any time upon giving 30 days' prior written notice thereof to the Collateral Agent and the Bond Trustees, remove the Collateral Agent and appoint a successor Collateral Agent, subject to the approval of the Borrower to the extent required by clause (iii) above, such removal to be effective upon the acceptance of such appointment by the successor. The Collateral Agent shall be entitled to Collateral Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

        (b)   If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred and be continuing). The powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Borrower. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement and the other Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Administrative Agent, the Borrower, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and under the Security Documents and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, upon the reasonable request of such successor, be executed, acknowledged and delivered by such Grantor. If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument reasonably requested within ten Business Days after it receives a written request from the successor Collateral Agent to do so that specifically references this Section, or if an Event of Default shall have occurred and be continuing, the predecessor Collateral Agent may execute the same on behalf of such Grantor. Such Grantor hereby appoints any predecessor Collateral Agent as its agent and attorney to act for it as provided in the preceding sentence.

        9.15    Status of Successor Collateral Agent.    Every successor Collateral Agent appointed pursuant to Section 9.14 shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000.

        9.16    Merger of the Collateral Agent.    Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement and the other Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

        9.17    Co-Collateral Agent; Separate Collateral Agent.    (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any other Security Document, the Collateral Agent and each of the Guarantors and Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Grantors, either to act as co-collateral agent or co-collateral agents of all or any of the Collateral under this Agreement or under any of the other Security Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate collateral agent or collateral agents of any of the Shared Collateral. If any of the Guarantors or Grantors shall not have joined in the execution of such instruments and agreements within ten Business Days after it receives a reasonable written request from the Collateral Agent to do so that specifically references this Section, or if an Event of Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 9.17(a) without the concurrence of such Guarantors or Grantors and execute and deliver such instruments and agreements on behalf of such Guarantors and Grantors. Each of the Guarantors and Grantors hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 9.17(a) in either of such contingencies.

        (b)   Every separate collateral agent and every co-collateral agent, other than any successor Collateral Agent appointed pursuant to Section 9.14, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

            (i)  all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

           (ii)  all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the other relevant Security Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

          (iii)  no power given hereby or by the other relevant Security Documents to, or which it is provided herein or therein may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents shall be exercised hereunder or thereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;

          (iv)  no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and

           (v)  the Borrower and the Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate collateral agent or co-collateral agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within ten days after it receives a reasonable written request from the Collateral Agent to do so, or if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent and the successor to any such separate collateral agent or co-collateral agent shall be appointed by the Borrower and the Collateral Agent, or by the Collateral Agent alone pursuant to this Section 9.17(b).

        9.18    Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties.    (a) The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and, except as otherwise provided for in Section 7.5, shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

        (b)   Any Person (other than the Administrative Agent and the Bond Trustees) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, the Shared Collateral Estate or the Non-Shared Collateral Estate shall present to the Collateral Agent such documents, including Opinions of Counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Secured Parties (it being understood that (i) the holders of Credit Agreement Obligations are represented hereunder by the Administrative Agent, and the Bondholders are represented hereunder by the applicable Bond Trustee and (ii) such holders shall have no other rights pursuant to this Section 9.18(b)). The authority of the Administrative Agent and the applicable Bond Trustees shall be demonstrated by their inclusion as such in the lists from time to time delivered pursuant to Section 10.1.

SECTION 10. AGREEMENTS WITH COLLATERAL AGENT

        10.1    Information as to Secured Parties.    The Borrower shall deliver to the Collateral Agent, on the Closing Date, on each date that annual financial statements are delivered pursuant to Section 6.1(a) of the Credit Agreement, and from time to time upon request of the Collateral Agent, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (a) the aggregate unpaid principal amount of Credit Agreement Obligations outstanding and the name and address of the Administrative Agent and (b) for each Existing Indenture, the aggregate unpaid principal amount of Bond Obligations outstanding thereunder and the name and address of the Bond Trustee thereunder. In addition, the Borrower will promptly notify the Collateral Agent of each change in the identity of the Administrative Agent or any Bond Trustee.

        10.2    Compensation and Expenses.    The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, (a) all of the reasonable out-of-pocket fees, costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel, advisors and agents) (i) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement and each other Security Document, (ii) incurred or required to be advanced in connection with the administration of the Shared Collateral Estate or the Non-Shared Collateral Estate pursuant to any Security Document and the preservation or protection of the Collateral Agent's rights under this Agreement and the other Security Documents and in and to the Shared Collateral Estate and the Non-Shared Collateral Estate or (iii) incurred by the Collateral Agent in connection with the removal of the Collateral Agent pursuant to Section 9.14(a) and (b) all of the fees, costs and expenses of the Collateral Agent (including the fees and disbursements of its counsel, advisors and agents) (i) arising in connection with the enforcement of any of the provisions of this Agreement or any other Security Document or (ii) incurred or required to be advanced in connection with the sale or other disposition of Shared Property or Non-Shared Property pursuant to any Security Document and the defense of the Collateral Agent's rights under this Agreement and the other Security Documents and in and to the Shared Collateral Estate and the Non-Shared Collateral Estate. Such costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors rights generally. The obligations of the Borrower under this Section 10.2 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

        10.3    Stamp and Other Similar Taxes.    The Borrower agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent, the Bond Trustees and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Security Document, any Collateral, the Shared Collateral Estate or the Non-Shared Collateral Estate. The obligations of the Borrower under this Section 10.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

        10.4    Filing Fees, Excise Taxes, Etc.    The Borrower agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and each other Security Document. The obligations of the Borrower under this Section 10.4 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

        10.5    Indemnification.    The Borrower agrees to pay, indemnify, and hold the Collateral Agent, the Administrative Agent and the Bond Trustees (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including the reasonable fees and expenses of counsel, advisors and agents) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Agent is subject to tax by reason of actions hereunder or under the other Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 10.2. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Borrower will save, indemnify and keep the Collateral Agent, the Administrative Agent, the Bond Trustees and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Guarantor or Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Guarantor or Grantor, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Collateral Agent, the Administrative Agent, any Bond Trustee or any other Secured Party. The agreements in this Section 10.5 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.

        10.6    Collateral Agent's Lien.    Notwithstanding anything to the contrary in this Agreement, as security for the payment of Collateral Agent Fees (a) the Collateral Agent is hereby granted a lien upon all of the Collateral and (b) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in any Collateral Account to cover such Collateral Agent Fees.

        10.7    Further Assurances.    At any time and from time to time, upon the written request of the Administrative Agent or the Collateral Agent, and at the expense of the Borrower, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted hereunder and under the other Security Documents and as contemplated hereunder and thereunder, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Collateral Agent, and at the expense of the Borrower, each Grantor will promptly execute and deliver any and all such further instruments and documents as contemplated hereunder and take such further action as the Collateral Agent determines is necessary or reasonably requested to obtain the full benefits of this Agreement and the other Security Documents and of the rights and powers herein and therein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the other Security Documents. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

SECTION 11. MISCELLANEOUS

        11.1    Amendments in Writing.    With the written consent of the Administrative Agent, the parties hereto may, from time to time, enter into written agreements supplemental hereto or to any other Security Document for the purpose of adding to, or waiving any provisions of, this Agreement or any other Security Document or changing in any manner the rights of the Collateral Agent, the Secured Parties, the Guarantors or the Grantors hereunder or thereunder. Any waiver, amendment, modification or supplemental agreement entered into pursuant to this Section 11.1 shall be binding upon the Guarantors, the Grantors, the Administrative Agent, the Bond Trustees, the other Secured Parties and the Collateral Agent and their respective successors.

        11.2    Notices.    Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Guarantors, the Grantors, the Collateral Agent, the Administrative Agent or the Bond Trustees shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or three Business Days after being duly deposited in the mails, registered or certified mail or express courier postage prepaid, or when transmitted by facsimile transmission, addressed (a) if to any Guarantor or any Grantor, to such party at its address set forth on Schedule 1 or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 11.2 to the party sending such communication, (b) if to the Collateral Agent at its address specified in the Credit Agreement or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 11.2 to the party sending such communication or (iii) if to the Administrative Agent or any Bond Trustee, to it at its address specified from time to time in the list provided by the Borrower to the Collateral Agent pursuant to Section 10.1.

        11.3    No Waiver by Course of Conduct.    Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 11.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion.

        11.4    Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Guarantor and each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Guarantor or Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

        11.5    Set-Off.    Each Guarantor and each Grantor hereby irrevocably authorize the Collateral Agent at any time and from time to time while an Event of Default under Section 8(a) or 8(f) of the Credit Agreement shall have occurred and be continuing, without notice to such Person or any other Guarantor or Grantor, any such notice being expressly waived by each Guarantor and each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of such Person, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of such Person to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent against such Person, in any currency, then due and payable, whether arising hereunder, under the Credit Agreement, any other Loan Document, the Existing Indentures, the Bonds or any other Secured Instrument, as the Collateral Agent may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment. The Collateral Agent shall notify such Guarantor or Grantor, as applicable, promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section 11.5 are in addition to other rights and remedies (including other rights of set-off) which the Collateral Agent or any Secured Party may have.

        11.6    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        11.7    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.8    Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        11.9    Integration.    This Agreement, the other Loan Documents, the Existing Indentures and the Bonds represent the agreement of the Guarantors, the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in such other documents.

        11.10    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        11.11    Submission To Jurisdiction; Waivers.    Each party hereto hereby irrevocably and unconditionally:

        (a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 11.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

        (d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        11.12    Acknowledgements.    Each party hereto hereby acknowledges that:

        (a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Loan Documents to which it is a party, and any other Secured Instruments to which it is a party;

        (b)   neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Guarantor or Grantor arising out of or in connection with this Agreement, any of the other Loan Documents or any other Secured Instruments, and the relationship between the Guarantors and Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)   no joint venture is created hereby, by the other Loan Documents or by any other Secured Instruments or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors, the Grantors and the Secured Parties.

        11.13    Additional Guarantors.    Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto; provided that, in the case of any such Subsidiary that is in the Chemicals Group and that owns no assets other than Excluded Assets, such Subsidiary shall become a Guarantor and not a Grantor.

        11.14    Releases.    (a) At such time as the Collateral Agent shall have received written notice from the Administrative Agent that the Loans, the Reimbursement Obligations and the other non-contingent Credit Agreement Obligations then due and payable (other than Obligations arising under Specified Swap Agreements, Specified Letters of Credit and Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent, each Guarantor and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Guarantor or Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Guarantor or Grantor such documents as such Person shall reasonably request to evidence such termination.

        (b)   At such time as any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, the Lien pursuant to this Agreement on such Collateral and the Proceeds thereof (and on the Proceeds of any Capital Stock of a Subsidiary of the Borrower which directly or indirectly owned the Collateral disposed of, to the extent attributable to such Collateral) shall be automatically released without delivery of any instrument or performance of any act by any Person. The Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral and Proceeds, and, to the extent that any such Proceeds are received by the Collateral Agent, such Proceeds shall be promptly returned to the applicable Grantor. A Guarantor shall be automatically released from its obligations hereunder, and all Liens created hereunder in the Capital Stock and the Collateral of such Guarantor shall be automatically released, in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement (or such Guarantor, if it is part of the Chemicals Group, ceases to be a Wholly-Owned Subsidiary as a result of the transactions described on Schedule 10.21 to the Credit Agreement). In connection with any termination or release described above, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower's sole expense, all documents and instruments as the Borrower may reasonably request to evidence such termination or release.

        11.15    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral and Collateral Trust Agreement to be duly executed and delivered as of the date first above written.

KERR-MCGEE CORPORATION, as a Grantor
By:	/s/ ROBERT M. WOHLEBER Robert M. Wohleber, Senior Vice President and CFO
KERR-MCGEE WORLDWIDE CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE (NEVADA) LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KM INVESTMENT CORPORATION, as a Guarantor and a Grantor
By:	/s/ DARRELL E. HOLLEK Darrell E. Hollek, President
KERR-MCGEE SHARED SERVICES COMPANY LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE CREDIT LLC, as a Guarantor and a Grantor
By:	/s/ ROBERT M. WOHLEBER Robert M. Wohleber, Senior Vice President and CFO
KERR-MCGEE OIL & GAS CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE STORED POWER COMPANY LLC, as a Guarantor and a Grantor
By:	/s/ THOMAS W. ADAMS Thomas W. Adams, President

JAVELINA HOLDINGS CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
JAVELINA GAS PROCESSING LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KM JAVELINA LP, as a Guarantor and a Grantor
By:	Javelina Gas Processing LLC, its Managing General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE U.K. ENERGY CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KM GLOBAL LTD., as a Guarantor and a Grantor
By:	/s/ DARRELL E. HOLLEK Darrell E. Hollek, President
KERR-MCGEE ECUADOR ENERGY CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KM LAND LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

KERR-MCGEE LEASING CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KM TRANSPORTATION LEASING CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
NEMO PIPELINE CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
BENEDUM-TREES OIL COMPANY, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
SUN OFFSHORE GATHERING COMPANY, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

KERR-MCGEE ROCKY MOUNTAIN CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE NATURAL GAS, INC., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

KERR-MCGEE L.P. CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
ORYX CRUDE TRADING & TRANSPORTATION, INC., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
SUN PENNSYLVANIA LIMITED PARTNERSHIP, as a Guarantor and a Grantor
By:	Kerr-McGee Oil & Gas Corporation, its General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE OIL & GAS ONSHORE LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
ORYX CRUDE TRADING & TRANSPORATION LIMITED PARTNERSHIP, as a Guarantor and a Grantor
By:	Kerr-McGee Oil & Gas Onshore LLC its Managing General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
ORYX GAS MARKETING LIMITED PARTNERSHIP, as a Guarantor and a Grantor
By:	Kerr-McGee Oil & Gas Onshore LLC, its Managing General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

SUN OFFSHORE GATHERING LIMITED PARTNERSHIP, as a Guarantor and a Grantor
By:	Kerr-McGee Oil & Gas Onshore LLC, its Managing General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE OIL & GAS ONSHORE LP, as a Guarantor and a Grantor
By:	Kerr-McGee Oil & Gas Onshore LLC, its Managing General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE STORED POWER CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WESTPORT FIELD SERVICES LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WESTPORT FINANCE CO., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WHL, INC., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WHG, INC., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

WESTPORT OIL & GAS COMPANY, L.P., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WESTPORT CANADA LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WESTPORT ARGENTINA LLC, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
WESTPORT OVERRIDING ROYALTY LLC, as a Guarantor and a Grantor
By:	WESTPORT OIL & GAS COMPANY, L.P., Manager
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
SENDERO GAS PIPELINE, INC., as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE GATHERING LLC., as a Guarantor and a Grantor
By:	KERR-MCGEE ROCKY MOUNTAIN CORPORATION, Manager
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE ENERGY SERVICES CORPORATION, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

ORYX GAS MARKETING COMPANY, as a Guarantor and a Grantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
JERRY CHAMBERS EXPLORATION COMPANY, as a Guarantor and a Grantor
By:	Westport Oil & Gas, L.P., its General Partner
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

KERR-MCGEE CHEMICAL WORLDWIDE LLC, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE MINERALS RESOURCE CORPORATION, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
TRIPLE S, INC., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

KERR-MCGEE CHEMICAL LLC, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE HOLDINGS, INC., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE PIGMENTS (SAVANNAH), INC., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
CIMARRON CORPORATION, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
P&P LAND CO., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
TRANSWORLD DRILLING COMPANY, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
KERR-MCGEE REFINING CORPORATION, as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
SOUTHWESTERN REFINING COMPANY, INC., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer

TRIANGLE REFINERIES, INC., as a Guarantor
By:	/s/ CHRISTINA M. POOS Christina M. Poos, Vice President and Treasurer
Acknowledged and Agreed as of the date first written above:
JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:	/s/ GARY SPEVACK Gary Spevack, Vice President

QuickLinks

TABLE OF CONTENTS
GUARANTEE AND COLLATERAL AND COLLATERAL TRUST AGREEMENT
SECTION 1. DEFINED TERMS
SECTION 2. GUARANTEE
SECTION 3. GRANT OF SECURITY INTEREST IN SHARED COLLATERAL
SECTION 4. GRANT OF SECURITY INTEREST IN NON-SHARED COLLATERAL
SECTION 5. REPRESENTATIONS AND WARRANTIES
SECTION 6. COVENANTS
SECTION 7. REMEDIAL PROVISIONS
SECTION 8. THE COLLATERAL AGENT
SECTION 9. AUTHORITY OF COLLATERAL AGENT
SECTION 10. AGREEMENTS WITH COLLATERAL AGENT
SECTION 11. MISCELLANEOUS